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Exhibit 3.20

DSCB204 (Rev. 81)	PLEASE INDICATE (CHECK ONE) TYPE CORPORATION:
ARTICLES OF INCORPORATION (PREPARE IN TRIPLICATE) COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE—CORPORATION BUREAU 308 NORTH OFFICE BUILDING, HARRISBURG, PA 17120	☒ DOMESTIC BUSINESS CORPORATION ☐ DOMESTIC BUSINESS CORPORATION A CLOSE CORPORATION—COMPLETE BACK ☐ DOMESTIC PROFESSIONAL CORPORATION ENTER BOARD LICENSE NO.	FEE $75.00

010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXEMPT UNDER 15 P.S. 2908 B)
Delco Apothecary, Inc.

011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE)
501 N. Lansdowne Avenue

012 CITY	033 COUNTY	013 STATE	064 ZIP CODE
Drexel Hill	Delaware	PA	19026

050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

To engage in and do any lawful act concerning any lawful business for which corporations may be incorporated under the Business Corporation Law of Pennsylvania and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the Business Corporation Laws of the Commonwealth of Pennsylvania.

(ATTACH 8 1/2 × 11 SHEET IF NECESSARY)

The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall have Authority to Issue:

040 Number and Class of Shares	041 Stated Par Value Per Share if Any	042 Total Authorized Capital	001 Term of Existence
1000 sh common	$1	$1,000	Perpetual

The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator
060 Name	061, 062 063, 064 Address (Street, City, State, Zip Code)		Number & Class of Shares

John J. Maffei, Esquire	107 W. Third Street, Media, PA 19063		1 sh. comm

(ATTACH 8 1/2 × 11 SHEET IF NECESSARY)

IN TESTIMONY WHEREOF, THE INCORPORATOR (S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION THIS 10th DAY OF April 1985.

/s/	/s/ [ILLEGIBLE]

—FOR OFFICE USE ONLY—

030 FILED APR 19 1985	002 CODE	003 REV BOX	SEQUENTIAL NO. 9415	100 MICROFILM NUMBER 8533084
REVIEWED BY
	DATE APPROVED	004 SICC	AMOUNT $75.00	001 CORPORATION NUMBER 865967
[ILLEGIBLE]	DATE REJECTED	CERTIFY TO	INPUT BY	LOG IN	LOG IN (REFILE)
Secretary of the Commonwealth	MAILED BY DATE	☐ REV. ☐ L & I	[ILLEGIBLE]
Department of State			VERIFIED BY	LOG OUT	LOG OUT (REFILE)
		☐ [ILLEGIBLE]	[ILLEGIBLE]

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  Exhibit 3.20